Exhibit 23.2 Consent of Independent Auditors We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333- 268783 and Form F-10 No. 333-293350) of Brookfield Asset Management Ltd. of our report dated March 2, 2026, with respect to the combined and consolidated financial statements of Oaktree Asset Management Operating Group, included in this Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP Los Angeles, California March 2, 2026